As filed with Securities and Exchange Commission on April 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-1135279
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One Commerce Square

2005 Market Street, Suite 2400

Philadelphia, PA 19103

(408) 627-4716

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan, as amended

(Full Title of Plans)

Nathaniel Bradley

Chief Executive Officer

One Commerce Square, 24th Floor

Philadelphia, PA 19103

(408) 627-4716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey T. Hartlin, Esq.
Elizabeth A. Razzano, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
(650) 320-1804

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

Datavault AI Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 48,001,213 additional shares of common stock, $0.0001 par value per share (“Common Stock”), of the Registrant issuable pursuant to the Registrant’s 2018 Long-Term Stock Incentive Plan, as amended (the “2018 LTIP”), pursuant to its “evergreen” provision set forth in Section 5.A. thereof. The Registrant’s stockholders have previously approved the 2018 LTIP, including the shares of Common Stock available for issuance pursuant thereto.

Pursuant to the Registration Statement on Form S-8 (File No. 333-228327) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 9, 2018, the Registration Statement on Form S-8 (File No. 333-265060) filed by the Registrant with the Commission on May 18, 2022, the Registration Statement on Form S-8 (File No. 333-271520) filed by the Registrant with the Commission on April 28, 2023, the Registration Statement on Form S-8 (File No. 333-274154) filed by the Registrant with the Commission on August 22, 2023, the Registration Statement on Form S-8 (File No. 333-279730) filed by the Registrant with the Commission on May 24, 2024, the Registration Statement on Form S-8 (File No. 333-281053) filed by the Registrant with the Commission on July 26, 2024, the Registration Statement on Form S-8 (File No. 333-283118) filed by the Registrant with the Commission on November 12, 2024, the Registration Statement on Form S-8 (File No. 333-285154) filed by the Registrant with the Commission on February 24, 2025, the Registration Statement on Form S-8 (File No. 333-288281) filed by the Registrant with the Commission on June 24, 2025, the Registration Statement on Form S-8 (File No. 333-288568) filed by the Registrant with the Commission on July 8, 2025, the Registration Statement on Form S-8 (File No. 333-291631) filed by the Registrant with the Commission on November 18, 2025 and the Registration Statement on Form S-8 (File No. 333-291767) filed by the Registrant with the Commission on November 25, 2025 (collectively, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 26,477,941 shares of Common Stock under the 2018 LTIP, which number of shares reflects adjustments for reverse stock splits effected by the Registrant.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated by reference in this Registration Statement are the following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 18, 2026;

(2)	our Current Reports on Form 8-K filed with the Commission on January 5, 2026 (the first Current Report on Form 8-K filed on such date), January 5, 2026 (the second Current Report on Form 8-K filed on such date), January 7, 2026 (the first Current Report on Form 8-K filed on such date), January 7, 2026 (the second Current Report on Form 8-K filed on such date), January 8, 2026, January 15, 2026, January 23, 2026, February 3, 2026, February 13, 2026, February 27, 2026 (the first Current Report on Form 8-K filed on such date), February 27, 2026 (the second Current Report on Form 8-K filed on such date), March 19, 2026 (the second Current Report on Form 8-K filed on such date) and March 30, 2026 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

(3)	the description of our common stock contained in Exhibit 4.2 – Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 18, 2026.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Datavault AI Inc.

One Commerce Square

2005 Market Street, Suite 2400

Philadelphia, PA 19103

Attn: Investor Relations

Phone: (408) 627-4716

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title
4.1	Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.1(i) to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

4.2	Plan of Conversion of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 23, 2018).

4.3	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.1(ii) to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 25, 2018).

4.4	Certificate of Amendment to Certificate of Incorporation of Summit Wireless Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2020).

4.5	Certificate of Amendment of Certificate of Incorporation of Summit Wireless Technologies, Inc, (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2022).

4.6	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2023).

4.7	Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

4.8	Certificate of Amendment to WiSA Technologies, Inc.’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 25, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2024).

4.9	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2024).

4.10	Certificate of Amendment to WiSA Technologies, Inc.’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2025).

4.11	Certificate of Amendment to Datavault AI Inc.’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on September 25, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2025).

4.12	Certificate of Amendment to Datavault AI Inc.’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 24, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2025).

4.13	Bylaws of Summit Semiconductor, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

4.14	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2019).

4.15	Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-224267) filed with the SEC on July 2, 2018).

4.16	Amendment to WiSA Technologies, Inc.’s 2018 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2026).

4.17	Amendment to WiSA Technologies Inc.’s 2018 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2026).

4.18	Amendment to WiSA Technologies, Inc.’s 2018 Long-Term Stock Incentive Plan (filed herewith).

4.19	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

4.20	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).

4.21	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-265060) filed with the SEC on May 18, 2022).

4.22	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-265060) filed with the SEC on May 18, 2022).

4.23	Form of Restricted Stock Agreement for Directors under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-274154) filed with the SEC on August 22, 2023).

4.24	Form of Restricted Stock Agreement for Employees under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-8 filed with the SEC on August 22, 2023).

5.1	Opinion of Paul Hastings LLP (filed herewith).

23.1	Consent of BPM LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Paul Hastings LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

107	Filing Fee Table (filed herewith).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, State of Pennsylvania, on April 17, 2026.

DATAVAULT AI Inc.

By:	/s/ Brett Moyer
Brett Moyer
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathaniel Bradley and Brett Moyer,  and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Date: April 17, 2026	By:	/s/ Nathaniel Bradley
Nathaniel Bradley
Chief Executive Officer and Director
(principal executive officer)

Date: April 17, 2026	By:	/s/ Brett Moyer
Brett Moyer
Chief Financial Officer and Director
(principal financial officer)

Date: April 17, 2026	By:	/s/ Stanley Mbugua
Stanley Mbugua
Vice President of Finance and Chief Accounting Officer
(principal accounting officer)

Date: April 17, 2026	By:	/s/ Kimberly Briskey
Kimberly Briskey
Director

Date: April 17, 2026	By:	/s/ Dr. Jeffrey M. Gilbert
Dr. Jeffrey M. Gilbert
Director

Date: April 17, 2026	By:	/s/ David Howitt
David Howitt
Director

Date: April 17, 2026	By:	/s/ Helge Kristensen
Helge Kristensen
Director

Date: April 17, 2026	By:	/s/ Sriram Peruvemba
Sriram Peruvemba
Director

Date: April 17, 2026	By:	/s/ Robert Tobias
Robert Tobias
Director

Date: April 17, 2026	By:	/s/ Wendy Wilson
Wendy Wilson
Director